NEWS RELEASE                                              A.O. SMITH CORPORATION
                                                For further information contact:
================================================================================
MEDIA INQUIRIES:     ANALYSIS/INVESTOR INQUIRIES:         A.O. Smith Corporation
Edward O'Connor      Craig Watson                                P.O. Box 245008
414-359-4100         414-359-4009                       Milwaukee, WI 53224-9508
                                                                    414-359-4000
                                                           NYSE: AOS  AMEX: SMCA

         FOR IMMEDIATE RELEASE
         April 12, 2002


A. O. Smith announces strong first quarter performance of $.50 per share earnings; improves full-year earnings forecast


         Milwaukee, Wis.--Continued strong performance by its Water Systems business and cost reductions at its Electrical Products unit enabled A. O. Smith Corporation (AOS-NYSE, SMCA-AMEX) to earn $12.1 million or $.50 per share in the first quarter of 2002.

         Sales in the first quarter, ended March 31, were $371.9 million, an increase of $53.7 million or 16.9 percent over sales of $318.2 million in the first quarter of 2001. An $83.7 million increase in year-over-year sales for the company's Water Systems segment more than offset a $30.0 million decline in sales for the Electrical Products segment.

         The significant increase in first-quarter sales for Water Systems was attributed to the $84.1 million of sales associated with State Industries, which was acquired on Dec. 28, 2001. The decline in Electrical Products sales reflected the continued softness in the electric motor market.

         First quarter 2002 net earnings were $12.1 million or $3.6 million higher than net earnings of $8.5 million in the first quarter of 2001. On a per-share basis, net earnings were $.50, compared with $.36 in the first quarter of 2001. The company attributed the increased earnings to improved operating earnings in its Water Systems segment, the elimination of goodwill amortization of $1.6 million, and a decrease in interest expense of $0.6 million. The increased operating earnings for Water Systems were due to additional volume from State Industries and benefits of the State integration.

                                     -more-

a. o smith announces earnings add l

         "We significantly improved our earnings as a result of the acquisition of State Industries and cost reduction initiatives, despite an absence of growth in our served markets," Robert J. O'Toole, chairman and chief executive officer, observed. "We made very good progress during the quarter integrating the State operations into our existing water heater business, and this also contributed to our improved earnings performance."

         "Electrical Products, although still experiencing weak demand in its major motor markets, began to see the positive impact of our cost reduction programs, as reflected by our improved operating margins," O'Toole continued. "We are confident the improving cost trend will continue as 2002 progresses."

Water Systems

         First quarter sales for the Water Systems segment were $175.7 million, an increase of $83.7 million over first-quarter 2001 sales of $92.0 million. First-quarter 2002 sales included $84.1 million of sales associated with State Industries, which was acquired on Dec. 28, 2001.

         First-quarter operating earnings for Water Systems were $13.6 million, including $3.8 million of earnings associated with the State Industries acquisition. The net $9.8 million of operating earnings for the base water systems business compared with first-quarter 2001 operating earnings for the segment of $9.9 million and included a $1.7 million non-recurring charge associated with the consolidation of Water Systems' management staff.

Electrical Products

         First quarter 2002 sales for Electrical Products were $196.2 million, a decrease of $30.0 million or 13.2 percent from first-quarter 2001 sales of $226.2 million. First-quarter operating earnings for the Electrical Products segment were $15.1 million or $0.5 million less than the $15.6 million of operating earnings for the segment in the first quarter of 2001 as adjusted to exclude $1.6 million of goodwill amortization. Not withstanding this decrease in operating earnings, operating margins improved from 6.9 percent to 7.7 percent. The favorable trend in year-over-year operating margin for Electrical Products was the result of cost reduction activities, including those announced in the fourth quarter of 2001.

                                     -more-

a. o. smith announces earnings add 2

Outlook

         "Our previously issued forecast for 2002 called for earnings in the range of $1.40 to $1.60," O'Toole commented. "Although we continue to be cautious about the timing and magnitude of the market recovery in 2002, we have improved our earnings projection to a range of $1.60 to $1.70 per share. This is based on the early and projected continued success of our cost-reduction programs and the integration of State Industries and is based on share levels currently outstanding. On the same bases, we expect second quarter earnings per share to be similar to first quarter levels."

         The company's earnings expectations for 2002 also are based on a number of other assumptions, including: no declines in consumer spending or weakening of the economy compared with current levels; normal U. S. weather conditions during the spring and summer of 2002; and no material price changes for raw materials, including steel, aluminum, and copper.

         A. O. Smith will broadcast a live conference call beginning at 10:00 a.m. (eastern time) today. The call can be heard on the company's web site, www.aosmith.com. An audio replay of the call will be available on the company's web site after the live event.

Forward-looking statements

         This release contains statements that we believe are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements made in the

                                     -more-

a. o. smith announces earnings add 3

"Outlook" section of this press release, statements regarding our future financial position, business strategy, budgets, projected sales, costs and earnings, and plans and objectives for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "continue," or words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Factors that could cause such a variance include the following: instability in our electric motor and water products markets; our inability to timely and properly integrate our acquisition of State Industries; our inability to implement cost-reduction programs; adverse changes in general economic conditions; competitive pressures on our businesses; and the potential that assumptions on which we based our expectations are inaccurate or will prove to be incorrect.

         The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update publicly these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributable to the company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements.

         A. O. Smith Corporation, with headquarters in Milwaukee, Wis., is one of North America's largest manufacturers of electric motors, with a comprehensive line of hermetic motors, fractional horsepower alternating current
(AC) and direct current (DC) motors, and integral horsepower motors, as well as one of North America's largest manufacturers of residential and commercial water heating equipment. A. O. Smith Corporation has facilities in the United States, Mexico, Canada, England, Ireland, Hungary, the Netherlands, and China and employs approximately 15,000 people.

                      A. O. SMITH CORPORATION AND SUBSIDIARIES
                   (condensed consolidated financial statements -
                         $000 omitted except per share data)

                                Statement of Earnings
                                                                            Three Months ended
                                                                                 March 31
                                                                     -------------------------------------
                                                                          2002                  2001
                                                                     ---------------       ---------------
       Electrical Products                                        $         196,234     $         226,253
       Water Systems                                                        175,693                91,982
                                                                     ---------------       ---------------
       Net Sales                                                            371,927               318,235

       Cost of products sold                                                295,026               259,440
                                                                     ---------------       ---------------
          Gross profit                                                       76,901                58,795

       Selling, general and administrative                                   53,204                38,123
       Interest expense                                                       4,177                 4,801
       Amortization of intangibles                                               81                 1,733
       Other expense                                                            789                   599
                                                                     ---------------       ---------------
                                                                             18,650                13,539
       Tax provision                                                          6,528                 5,010
                                                                     ---------------       ---------------

Net Earnings                                                      $          12,122     $           8,529
                                                                     ===============       ===============

Net Earnings Per Share of Common Stock (Diluted)                  $            0.50     $            0.36
                                                                     ===============       ===============

       Average Common Shares Outstanding  (000's omitted)                    24,317                23,828

                                 A. O. SMITH CORPORATION
                                       Balance Sheet

                                                                 March 31                December 31
                                                                    2002                     2001
                                                             ------------------       ------------------
ASSETS:
       Cash and cash equivalents                             $          21,851        $          20,759
       Receivables                                                     237,690                  209,871
       Inventories                                                     192,578                  194,706
       Deferred income taxes                                            18,878                   22,403
       Other current assets                                             16,456                   28,039
       Net current assets-discontinued operations                            -                    1,796
                                                                ---------------          ---------------

          Total Current Assets                                         487,453                  477,574

       Net property, plant and equipment                               348,987                  355,298
       Goodwill and other intangibles                                  302,203                  301,924
       Other assets                                                    166,579                  159,127
                                                                ---------------          ---------------

       Total Assets                                          $       1,305,222        $       1,293,923
                                                                ===============          ===============


LIABILITIES AND STOCKHOLDERS' EQUITY:

       Notes payable                                         $               -        $           3,280
       Trade payables                                                  138,191                  131,073
       Accrued payroll and benefits                                     31,464                   29,525
       Product warranty                                                 19,155                   19,470
       Income taxes                                                      2,419                      887
       Long-term debt due within one year                               13,272                   13,272
       Other current liabilities                                        55,949                   58,443
       Net current liabilities-discontinued operations                   2,902                        -
                                                                ---------------          ---------------

          Total Current Liabilities                                    263,352                  255,950

       Long-term debt                                                  378,867                  390,385
       Other liabilities                                               130,277                  133,556
       Deferred income taxes                                            66,577                   62,154
       Stockholders' equity                                            466,149                  451,878
                                                                ---------------          ---------------

       Total Liabilities and Stockholders' Equity            $       1,305,222        $       1,293,923
                                                                ===============          ===============

                                    A. O. SMITH CORPORATION
                                    STATEMENT OF CASH FLOWS

                                                                                  Three Months ended
                                                                                       March 31
                                                                         --------------------------------------
                                                                              2002                   2001
                                                                         ---------------         --------------
Operating Activities
Continuing
        Net earnings                                                     $       12,122          $       8,529
        Adjustments to reconcile net earnings
         to net cash provided by operating activities:
               Depreciation & amortization                                       12,297                 11,411
               Net change in current assets and liabilities                       3,024                (27,610)
               Net change in noncurrent assets and liabilities                   (5,516)                (5,832)
               Other                                                                927                    218
                                                                         ---------------         --------------
Cash Provided by (Used in) Operating Activities                                  22,854                (13,284)
                                                                         ---------------         --------------

Investing Activities
        Capital expenditures                                                     (7,080)                (9,520)
        Acquisitions                                                             (2,050)                     -
                                                                         ---------------         --------------
Cash Used in Investing Activities                                                (9,130)                (9,520)
                                                                         ---------------         --------------


Cash Flow before Financing                                                       13,724                (22,804)


Financing Activities
        Debt retired                                                            (14,798)               (20,666)
        Other stock transactions                                                    815                    101
        Dividends paid                                                           (3,094)                (3,061)
                                                                         ---------------         --------------
Cash Used in Financing Activities                                               (17,077)               (23,626)

Discontinued
Cash Provided by Discontinued Operations                                          4,445                 44,201
                                                                         ---------------         --------------

        Net increase / (decrease) in cash and cash equivalents                    1,092                 (2,229)
        Cash and cash equivalents - beginning of period                          20,759                 15,287
                                                                         ---------------         --------------
Cash and Cash Equivalents - End of Period                            $           21,851      $          13,058
                                                                         ===============         ==============